UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2013

ALLIED NEVADA GOLD CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-33119	20-5597115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9790 Gateway Drive, Suite 200 Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

(775) 358-4455

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed by Allied Nevada Gold Corp. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 10, 2013, Randy Buffington, the Company’s Executive Vice President and Chief Operating Officer, succeeded Robert Buchan as President and Chief Executive Officer of the Company effective on July 8, 2013. On August 2, 2013, in connection with Mr. Buffington’s appointment as President and Chief Executive Officer, the Company’s Board of Directors (the “Board”), after recommendation by the Board’s Compensation Committee, approved an increase in Mr. Buffington’s annual base salary of $90,000 from $410,000 to $500,000 and a change in his annual cash performance award from up to 50% of his annual base salary to up to 75% of his annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 6, 2013	Allied Nevada Gold Corp.

	By:	/s/Stephen M. Jones
Stephen M. Jones
Executive Vice President and Chief Financial Officer

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